UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2022

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fifth Avenue, 3rd Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 913-9058
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On June 14, 2022, Compass, Inc. (the “Company”) committed to and communicated a workforce reduction plan and a wind-down of Modus Technologies, Inc. (“Modus”), a wholly-owned title and escrow software company (collectively, the “Strategic Actions”). The Strategic Actions include the elimination of approximately 10% of the Company’s current workforce consisting of approximately 450 positions across the Company. The shutdown of Modus is not a reflection of any plans to depart from the Company’s commitment to Title & Escrow services and the Company continues to plan to offer these services in every market in which the Company operates.

The Strategic Actions are part of a broader plan by the Company to take meaningful actions to improve the alignment between the Company’s organizational structure and its long-term business strategy, drive cost efficiencies enabled by the Company’s technology and other competitive advantages, and continue to drive toward profitability and positive free cash flow (“Transformation Plan”). In addition to the Strategic Actions, the Transformation Plan is expected to include, but not be limited to, a series of actions such as a reduction in US hiring and backfills resulting from attrition occurring both in the first half of 2022 and anticipated for the remainder of the year; a review of occupancy costs with a view to consolidating offices and reducing related costs; and a planned pause in M&A activity and new market expansion for the remainder of 2022.

The Company currently estimates it will incur total pre-tax charges of approximately $21.5 million to $23 million during the quarter ending June 30, 2022 related to the Strategic Actions, including (1) a pre-tax cash charge of approximately $15 million to $16 million for severance and other termination benefits for employees whose roles are being eliminated, (2) a non-cash charge of approximately $4.5 million associated with the discontinued use of certain intangible assets associated with Modus, and (3) approximately $2 million to $2.5 million of non-cash charges related to the write-down of right-of-use assets and other fixed assets for certain real estate leases associated with Modus that are expected to be exited, or partially exited, by June 30, 2022. The Company is actively assessing the real estate leases related to Modus and additional charges of up to $4.5 million may be incurred as the Modus lease portfolio is ultimately exited, either during the quarter ending June 30, 2022 or during future quarters in 2022.

The charges that the Company expects to incur in connection with the Strategic Actions are subject to a number of assumptions, and actual expenses and results may differ materially from the Company’s estimates disclosed above. Additional charges and adjustments to the charges described above will occur in the quarter ending June 30, 2022 and during future quarters in 2022 as the measures related to the Strategic Actions are finalized.

The Company is unable to make a good faith determination of an estimate or range of estimates for any additional charges that it will incur in connection with the broader Transformation Plan, required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K, including charges related to the consolidation or elimination of real estate leases outside of the leases specifically related to Modus. The Company will file an amendment to this report after it makes a determination of such estimates or range of estimates, if any. The Company expects that implementation of the Transformation Plan including cash payments, will be substantially complete in the second half of 2022. The Company intends to exclude the charges associated with the Transformation Plan from its non-GAAP financial measures, including Adjusted EBITDA.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with the Strategic Actions referenced here. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”), and the Company’s subsequent quarterly and current reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS, INC.

Date: June 14, 2022	By:	/s/ Brad Serwin
Brad Serwin
General Counsel and Corporate Secretary